UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 2

To

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2013 (October 21, 2013)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor, New York, New York 10022
(Address, including zip code, of Principal Executive Offices)
(212) 415-6500
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 23, 2013, American Realty Capital Properties, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Initial Report”), in part for the purpose of announcing its entry into an Agreement and Plan of Merger (the “Merger Agreement”), dated October 22, 2013, with Cole Real Estate Investments, Inc., a Maryland corporation (the “Target” or “Cole”), and Clark Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”). The Merger Agreement provides for the merger of the Target with and into Merger Sub (the “Merger”), with Merger Sub surviving as a wholly owned subsidiary of the Company. The board of directors of the Company has by unanimous vote approved the Merger Agreement and the other transactions contemplated by the Merger Agreement.

The purpose of this Amended Current Report on Form 8-K/A (this “Amendment No. 2”) is to update certain unaudited pro forma financial information including pro forma information for properties acquired by the Company from June 30, 2013 to September 30, 2013, including the related financing thereon, to incorporate pro forma information for the probable merger with CapLease, Inc. and related parties, the probable merger with American Realty Capital Trust IV, Inc., the acquisition of 120 properties from funds managed by Fortress Investment Group, LLC, of which the acquisition of 79 properties is considered probable, the acquisition of 33 properties from Inland American Real Estate Trust, Inc. of which the acquisition of 28 properties is considered probable, and to incorporate unaudited pro forma financial information for the Merger, which is considered to be probable.

(b) Pro Forma Financial Information.

The unaudited pro forma consolidated financial statements of the Company, which include unaudited financial information relating to Cole as of June 30, 2013 and for the periods ended June 30, 2013 and December 31, 2012, are filed as Exhibit 99.1 to this Amendment No. 2 and are incorporated herein by reference.

d) Exhibits

Exhibit No.	Description

99.1	The Company’s Unaudited Pro Forma Consolidated Financials as of June 30, 2013 and for the six months ended June 30, 2013 and the year ended December 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

November 1, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors